Exhibit 99.1

RELEASE:	Immediate (February 1, 2007)

CONTACT:	Randall V. Becker, Chief Financial Officer
The Commerce Group, Inc.
(508) 949-4129

The Commerce Group, Inc.
Announces 2006 Fourth Quarter Results
and Comparison to 2005

WEBSTER, MA, February 1, 2007 -- The Commerce Group, Inc. (NYSE:CGI) today reported 2006 fourth quarter results. Net earnings were $59.4 million, or $0.87 per diluted share, compared to net earnings of $63.5 million or $0.94 per diluted share for 2005.

Included in the 2006 fourth quarter results are net realized investment gains of $9.0 million, or $0.09 per diluted share, compared to gains of $2.1 million, or $0.02 per diluted share, in the fourth quarter of 2005. A complete breakdown of this information is included in the attached tables.

Earned premiums were $457.8 million for the fourth quarter of 2006, compared to $430.6 million for the fourth quarter of 2005. A schedule of direct written premiums to earned premiums is included in the attached tables.

The fourth quarter GAAP consolidated combined ratio was 95.1%, compared to 89.0% for 2005. The increase in the combined ratio was the result of increases in both the loss ratio and the underwriting ratio. The Company’s GAAP consolidated loss ratio for the fourth quarter of 2006 increased to 63.2% from 60.4% during the same period last year. The loss ratio increase was the result of several factors, including reduced favorable loss reserve development compared to the fourth quarter of last year, decreased earned premium per earned exposure as a result of the 2006 mandated premium rate decrease in Massachusetts, coupled with less reinsurance recoveries as a result of the termination of our other-than-automobile quota share agreement. These factors were partially offset by decreases in the current year automobile bodily injury and physical damage claim frequencies compared to the same period last year. The Company’s GAAP consolidated underwriting ratio increased to 31.9%, as compared to 28.6% for last year’s fourth quarter. This increase results principally from reduced ceded reinsurance commissions. The reduction in ceded reinsurance commissions resulted from the termination of our other-than-automobile quota share agreement. Our Massachusetts written premium per automobile decreased approximately 5.2% in the fourth quarter compared to last year.

In the fourth quarter, net investment income increased 20.2% over the same period last year to $39.5 million resulting from an increase in both invested assets and investment yields.

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CGI 4Q’06 Earnings Release (page 2 of 7)

Cumulative December 31, 2006 Results

Net earnings for 2006 were $241.5 million, or $3.55 per diluted share, compared to net earnings of $243.9 million or $3.60 per diluted share for 2005.

During 2006, the Company had net realized investment gains of $16.6 million, or $0.16 per diluted share, compared to gains of $22.9 million, or $0.22 per diluted share in 2005. A complete breakdown of this information is included in the attached tables.

Earned premiums were $1,760.7 million for 2006, compared to $1,709.9 million for 2005. A schedule of direct written premiums to earned premiums is included in the attached tables.

The 2006 GAAP consolidated combined ratio was 89.2%, compared to 88.7% for 2005. The increase in the combined ratio was the result of an increase in the underwriting ratio, partially offset by a decline in the loss ratio. The Company’s GAAP consolidated loss ratio for 2006 decreased to 60.7% from 61.4% during last year. The improvement was the result of decreases in the current year automobile bodily injury and physical damage claim frequencies compared to the same period last year; and, continued improvement in the results from C.A.R. due to fewer industry-wide cessions to C.A.R. coupled with lower loss ratios on that business and more favorable C.A.R. reserve development. These items were partially offset by reduced favorable voluntary reserve development compared to 2005. The Company’s GAAP consolidated underwriting ratio increased to 28.5% for 2006, compared to 27.3% for 2005 for the same reason as mentioned for the fourth quarter. Our Massachusetts written premium per automobile decreased approximately 5.6% in 2006 compared to last year.

A complete presentation of December 31, 2006 and 2005 financial statement information is included in the financial statements attached to this press release.

Additional supplemental financial information will be available by Friday on the Company’s website at www.commerceinsurance.com, at the “Investors” tab under the “Financial Reports” link.

During the fourth quarter of 2006, the Company repurchased 1,058,289 shares of common stock at an average cost of $29.90 per share. Since year end and through January 31, 2007, the Company repurchased an additional 594,968 shares at an average cost of $29.51 per share. At February 1, 2007, the Company had authority to repurchase an additional 3,589,475 shares of common stock under the current Board of Directors’ stock repurchase authorization.

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States of America (GAAP). Per share data for 2006 and 2005 reflect the impact of the June 9, 2006 two-for-one split of our common stock.

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CGI 4Q’06 Earnings Release (page 3 of 7)

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries’ combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A.M. Best Company, based on 2005 direct written premium information. The Company and its insurance subsidiaries’ A.M. Best ratings of A+ (Superior) were affirmed during the second quarter.

During the fourth quarter, the Company announced that it has entered into an agreement through which it expects to enter the New York personal lines insurance market in 2007. Under the terms of the agreement, ACIC Holding Company, Inc., a subsidiary of the Company, will acquire SWICO Enterprises, Ltd., the holding company for Hempstead, New York-based property and casualty insurer State-Wide Insurance Company, in a transaction valued at $52 million. The transaction is expected to close by early second quarter of 2007.

Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “may,” “will,” “could,” “likely,” “should,” “management believes,” “we believe,” “we intend,” and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

•	the possibility of severe weather, terrorism and other adverse catastrophic experiences;
•	adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;
•	adverse state and federal regulations and legislation;
•	adverse judicial decisions;
•	adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;

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CGI 4Q’06 Earnings Release (page 4 of 7)

•	fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;
•	premium rate making decisions for private passenger automobile policies in Massachusetts;
•	potential rate filings;
•	heightened competition;
•	our concentration of business within Massachusetts and within the personal automobile line of business;
•	market disruption in Massachusetts, if competitors exited the market or become insolvent;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	the effectiveness of our reinsurance strategies;
•	telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody’s and Fitch;
•	our ability to attract and retain independent agents;
•	our ability to retain our affinity relationships with AAA clubs, especially in Massachusetts;
•	our dependence on a key third party service vendor for our automobile business in Massachusetts;
•	our dependence on our executive officers; and,
•	the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

(Tables Follow)

CGI 4Q '06 Earnings Release (page 5 of 7)

THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEET
December 31, 2006 and 2005
(Thousands of Dollars, Except Per Share Data)
Unaudited

	Dec. 31	Dec. 31
	2006	2005
Assets:
Investments and cash:
Fixed maturities, at market	$1,993,106	$2,029,173
Preferred stocks, at market	606,222	393,681
Common stocks, at market	109,752	102,344
Preferred stock mutual funds, at equity	141,654	96,332
Mortgage loans and collateral notes receivable	19,417	17,746
Cash and cash equivalents	141,367	97,942
Short-term investments	13,414	-
Other investments	45,910	28,111
Total investments and cash	3,070,842	2,765,329

Accrued investment income	23,094	22,267
Premiums receivable	480,605	475,112
Deferred policy acquisition costs	177,852	174,415
Property and equipment, net	68,383	61,625
Residual market receivable	157,227	191,309
Due from reinsurers	53,679	142,923
Deferred income taxes	31,420	68,926
Current income taxes	7,796	-
Other assets	39,971	25,104
Total assets	$4,110,869	$3,927,010

Liabilities:
Unpaid losses and LAE	$971,949	$989,196
Unearned premiums	935,385	933,160
Bonds payable	298,589	298,388
Current income taxes payable	-	9,601
Deferred income	10,913	8,757
Accrued agents' profit sharing	232,440	187,760
Other liabilities and accrued expenses	151,363	189,122
Total liabilities	2,600,639	2,615,984

Minority interest	6,959	5,957

Stockholders' equity:
Preferred stock	-	-
Common stock	40,964	20,458
Paid-in capital	135,033	148,130
Net accumulated other comprehensive income (loss)	34,273	(6,810)
Retained earnings	1,539,056	1,363,507
Stockholders' equity before treasury stock	1,749,326	1,525,285
Treasury stock	(246,055)	(220,216)
Total stockholders' equity	1,503,271	1,305,069
Total liabilities, minority interest and stockholders' equity	$4,110,869	$3,927,010
Common shares outstanding	66,727,479	67,306,404
Stockholders' equity per share	$22.53	$19.39

CGI 4Q '06 Earnings Release (page 6 of 7)

THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED STATEMENT OF EARNINGS
Three and Twelve Months Ended December 31, 2006 and 2005
(Thousands of Dollars, Except Per Share Data)
Unaudited

	Three Months Ended Deccember 31,		Twelve Months Ended Deccember 31,
	2006	2005	2006	2005
Revenues:
Earned premiums	$457,811	$430,633	$1,760,700	$1,709,924
Net investment income	39,498	32,851	143,563	123,211
Premium finance and service fees	7,210	6,880	28,563	28,339
Net realized investment gains	8,978	2,107	16,643	22,907

TOTAL REVENUES	513,497	472,471	1,949,469	1,884,381

Expenses:
Losses and LAE	289,562	260,012	1,068,414	1,050,186
Policy acquisition costs	134,813	116,531	516,307	463,297
Interest expense & amortization of bond fees	4,582	4,582	18,328	18,293

TOTAL EXPENSES	428,957	381,125	1,603,049	1,531,776

Earnings before income taxes and minority interest	84,540	91,346	346,420	352,605

Income taxes	24,906	27,622	103,994	107,768

Earnings before minority interest	59,634	63,724	242,426	244,837

Minority interest in net earnings of subsidiary	(208)	(242)	(891)	(925)

NET EARNINGS	$59,426	$63,482	$241,535	$243,912

COMPREHENSIVE INCOME	$74,850	$58,348	$282,618	$220,699

EARNINGS PER COMMON SHARE:
Basic	$0.88	$0.94	$3.57	$3.63
Diluted	$0.87	$0.94	$3.55	$3.60

Cash dividends paid per common share	$0.25	$0.19	$0.975	$0.735

Weighted average shares outstanding:
Basic	67,495,997	67,306,402	67,630,367	67,171,716
Diluted	67,958,676	67,728,064	68,012,769	67,695,330

CGI 4Q '06 Earnings Release (page 7 of 7)

THE COMMERCE GROUP, INC. (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three and Twelve Months Ended December 31, 2006 and 2005
(Thousands of Dollars, Except Per Share Data)
Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
ADDITIONAL EARNINGS INFORMATION:	2006	2005	2006	2005

Direct written premiums to earned premiums reconciliation:
Direct written premiums	$419,197	$404,143	$1,864,153	$1,874,231
Assumed premiums	20,638	24,419	99,015	132,098
Ceded premiums	(43,174)	(58,791)	(137,890)	(270,138)

Net written premiums (1)	396,661	369,771	1,825,278	1,736,191
Decrease (increase) in unearned premiums	61,150	60,862	(64,578)	(26,267)

Earned premiums (1)	$457,811	$430,633	$1,760,700	$1,709,924

GAAP consolidated operating ratios: (2)
Loss ratio	63.2%	60.4%	60.7%	61.4%
Underwriting ratio	31.9%	28.6%	28.5%	27.3%
Combined ratio	95.1%	89.0%	89.2%	88.7%

GAAP operating ratios for combined insurance subsidiaries only: (3)
Loss ratio	62.5%	59.5%	59.8%	60.7%
Underwriting ratio	31.0%	27.7%	27.7%	26.6%
Combined ratio	93.5%	87.2%	87.5%	87.3%

Breakdown of net realized investment gains (losses):
Fixed maturities	$374	$1,236	$(943)	$21,135
Preferred stocks	223	1,371	(1,109)	3,553
Common stocks	(8)	-	253	911
Preferred stock mutual funds:
Due to increase (decrease) in net asset value	6,456	(534)	13,192	696
Venture capital funds	3,172	(989)	9,415	837
Other	26	1,023	42	627
Other than temporary impairment writedowns	(1,265)	-	(4,207)	(4,852)

Net realized investment gains before tax	$8,978	$2,107	$16,643	$22,907
Income taxes at 35%	3,142	737	5,825	8,017

Net realized investment gains after tax	$5,836	$1,370	$10,818	$14,890

Per diluted share net realized gains after tax	$0.09	$0.02	$0.16	$0.22

(1)	Net written premiums were favorably impacted by the July 1, 2006 termination of our 75%
other-than-automobile quota share agreement and the resulting return of ceded unearned premium of $77.7 million. The impact on earned premiums for the fourth quarter and year is estimated at
$23.3 million and $56.7 million, respectively.

(2)	GAAP consolidated operating ratios are calculated as in (3) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies
(corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement. For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase (decrease)
in deferred acquisition costs of $(8,180) and $(10,780) for the three months ended and $3,438 and $10,770 for the twelve months ended December 31, 2006 and 2005, respectively.

(3)	GAAP operating ratios for combined insurance subsidiaries are calculated as follows:
(a) The loss ratio represents losses and LAE divided by earned premiums; and,
(b) The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written. No corporate expenses are included in the calculations.